Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contact: Michael Hagedorn, SEVP
Chief Financial Officer
973-872-4885

VALLEY NATIONAL BANCORP ANNOUNCES THE COMPLETION OF ITS

ACQUISITION OF BANK LEUMI USA

New York, N.Y. – Friday, April 1, 2022 - Valley National Bancorp (NASDAQ: VLY) (“Valley”) announced that its acquisition of Bank Leumi Le-Israel Corporation (“Leumi USA”), the U.S. subsidiary of Bank Leumi Le-Israel B.M. (“BLITA”), and parent company of Bank Leumi USA (“Bank Leumi”) was completed effective April 1, 2022.

Valley will issue approximately 85 million shares of common stock and pay $113 million in cash in the transaction. The common shareholders of Leumi USA will receive 3.8025 shares of Valley common stock and $5.08 in cash for each Leumi USA common share that they own.

As of December 31, 2021, Bank Leumi had approximately $8.3 billion in assets, $5.8 billion of diverse commercial loans and $7.1 billion of low-cost deposits. The acquisition supplements Valley’s commercial banking expertise and provides new business capabilities in the technology banking and private banking areas. The combined institution will have enhanced scale and be well-positioned to capture diverse commercial growth opportunities throughout its markets.

“This transaction further solidifies Valley’s position as one of the premier full-service commercial banks in the country,” commented Valley CEO Ira Robbins. “We are incredibly excited about the new business capabilities and the differentiated growth opportunities that Bank Leumi will bring to our combined organization. On behalf of our board of directors and our executive leadership team, I’d like to welcome Bank Leumi clients and employees to the Valley family. We look forward to continuing our journey together.”

In connection with the merger, former Bank Leumi President and CEO Avner Mendelson has joined the Board of Directors of Valley in the role of Vice-Chairman and Ronen Agassi, Head of the Corporate Division of BLITA, has also joined the Board of Directors of Valley.

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with approximately $50 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices across New Jersey, New York, Florida, Alabama, California, and Illinois, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Care Center at 800-522-4100.

1 Penn Plaza, New York, NY 10119                phone: 973-305-3380                valley.com

© 2019 Valley National Bank®. Member FDIC. Equal Opportunity Lender. All Rights Reserved.

Press Release

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	the inability to realize expected cost savings and synergies from the Bank Leumi USA acquisition in amounts or in the timeframe anticipated;

•	costs or difficulties relating to Bank Leumi USA integration matters might be greater than expected;

•	the inability to retain customers and qualified employees of Bank Leumi USA;

•	changes in estimates of non-recurring charges related to the Bank Leumi USA acquisition;

•	the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients;

•	the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets;

•

the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral;

•	the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies;

•

damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters;

•	a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas;

1 Penn Plaza, New York, NY 10119                phone: 973-305-3380                valley.com

© 2019 Valley National Bank®. Member FDIC. Equal Opportunity Lender. All Rights Reserved.

Press Release

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;

•	the inability to grow customer deposits to keep pace with loan growth;

•	a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;

•	the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;

•

greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;

•	the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets at our branches;

•

cyber-attacks, ransomware attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

•

results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;

•

our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;

•

unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; and

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.

A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021.

We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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1 Penn Plaza, New York, NY 10119                phone: 973-305-3380                valley.com

© 2019 Valley National Bank®. Member FDIC. Equal Opportunity Lender. All Rights Reserved.